Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

LEARNING TREE INTERNATIONAL, INC.

a Delaware corporation

Learning Tree International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. That the name of the corporation is Learning Tree International, Inc. The corporation was originally incorporated under the same name in the State of Delaware on May 8, 1991.

2. That the Certificate of Incorporation of this corporation is restated and further amended as set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A.

3. That the Restated Certificate of Incorporation was duly adopted by resolution of the Board of Directors, and by the affirmative vote, at a duly called stockholders’ meeting, of a majority of the outstanding shares entitled to vote in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Learning Tree International, Inc. has caused this Restated Certificate of Incorporation to be duly executed by its Chairman of the Board of Directors this 5th day of October, 1995.

LEARNING TREE INTERNATIONAL, INC., a Delaware corporation

David C. Collins, Chairman of the Board of Directors

EXHIBIT A

RESTATED

CERTIFICATE OF INCORPORATION

OF

LEARNING TREE INTERNATIONAL, INC.

a Delaware corporation

ONE: The name of this corporation is Learning Tree International, Inc.

TWO: The address of this corporation’s registered office in the State of Delaware is 1050 S. State Street in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

THREE: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOUR: The total number of shares of all classes of stock which the corporation shall have authority to issue is Thirty-five Million (35,000,000), consisting of:

A. Twenty-five Million (25,000,000) shares of Common Stock, par value $.0001 each. The Common Stock of the Company initially shall be divided into two series of stock, consisting of:

(1) Twenty-Three Million (23,000,000) shares of Class A Voting Common Stock, par value of $.0001 each (hereinafter referred to as “Class A Voting Common Stock”); and

(2) Two Million (2,000,000) shares of Class B Non-Voting Common Stock, par value of $.0001 each (hereinafter referred to as “Class B Non-Voting Common Stock”).

Upon the effectiveness of this Restated Certificate of Incorporation, each currently issued and outstanding share of Class A Voting Common Stock and Class B Non-Voting Common Stock shall be converted and split up into three point six six (3.66) shares of the same series of Common Stock.

B. The rights, preferences and privileges of the Class A Voting Common Stock and the Class B Non-Voting Common Stock shall be identical and rank pari passu in all respects, including without limitation as to liquidation and dividends, except that the Class B Non-Voting Common Stock shall not be entitled to vote on any matters submitted to stockholders, with all matters being submitted to the vote of Common Stock being voted on only by the holders of the Class A Voting Common Stock. Effective as of the closing of any public offering of the Company’s Common Stock which is registered with the Securities and Exchange Commission under the Securities Act of 1933, each outstanding share of Class B Non-Voting Common Stock shall be automatically converted into one fully paid and non-assessable share of Class A Voting Common Stock and thereafter the Common Stock shall cease to be divided into series and shall instead consist of a single class of Twenty-five Million (25,000,000) shares.

C. Ten Million (10,000,000) shares of Preferred Stock of the par value of $.0001 each (hereinafter referred to as “Preferred Stock”).

The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

A. The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of this corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by this corporation.

B. The Board of Directors may adopt, amend or repeal the Bylaws of this corporation.

C. Election of directors need not be by written ballot.

D. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any such action is specifically denied.

SIX: The officers of this corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

SEVEN: No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. This Article SEVEN is also contained in Article VIII, Section 1 of this corporation’s Bylaws. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

EIGHT: A. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of this corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by this corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by this corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by this corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHT or otherwise.

B. Right of Claimant to Bring Suit. If a claim under paragraph A of this Article EIGHT is not paid in full by this corporation within ninety (90) days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

C. Non-Exclusivity of Rights. The rights conferred by this Article EIGHT shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this corporation’s Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

D. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

(1) this corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her against such liability under the provisions of law; and

(2) this corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

E. Indemnification of Employees and Agents of this Corporation. This corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by this corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of this corporation to the fullest extent of the provisions of this Article or otherwise with respect to the indemnification and advancement of expenses of directors and officers of this corporation.

F. Amendment. This Article EIGHT is also contained in Article VIII, Sections 2 through 7, of this corporation’s Bylaws. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

NINE: This corporation reserves the right to alter, amend, rescind or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TEN: (A) The Board of Directors shall consist of six (6) members. Such set number of directors may be changed from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

(B) The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of the office of one class expiring each year. As designated in a written consent of the stockholders dated August 29, 1995, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

LEARNING TREE INTERNATIONAL, INC.

a Delaware corporation

Learning Tree International, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. That Article FOUR of the Restated Certificate of Incorporation of the Company is amended to read in full as follows:

“FOUR: The total number of shares of all classes of stock which the corporation shall have authority to issue is Eighty Five Million (85,000,000), consisting of :

A. Seventy Five Million (75,000,000) shares of Common Stock par value $.0001 each.

B. Ten Million (10,000,000) shares of Preferred Stock of the par value of $.0001 each (hereinafter referred to as “Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.)”

2. That the foregoing amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by resolution of the Board of Directors of the Company and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon. There are no shares of the Company’s Preferred Stock outstanding.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed by its Chairman this 30th day of May, 1997.

Learning Tree International, Inc.

By:
David C. Collins

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

LEARNING TREE INTERNATIONAL, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on

Mary Adams, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

LEARNING TREE INTERNATIONAL, INC.

a Delaware corporation

Learning Tree International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. That the first sentence of Article FOUR of the Certificate of Incorporation of the Company is amended to read in full as follows:

“FOUR    The total number of shares of all classes of stock which the corporation shall have authority to issue is Seventy Six Million (76,000,000), consisting of:”

2. That the first sentence of Subsection B. of Article FOUR of the Certificate of Incorporation of the Company is amended to read in full as follows:

“B.    One Million (1,000,000) shares of Preferred Stock of the par value of $0.0001 each (hereinafter referred to as “Preferred Stock”).”

3. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by resolution of the Board of Directors of the Company and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon. There are no shares of the Company’s Preferred Stock outstanding.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this 19th day of June, 2007.

Learning Tree International, Inc.

By:

        Nicholas R. Schacht, President and

        Chief Executive Officer